Exhibit 10.19
AGREEMENT FOR THE PURCHASE OF
MEMBERSHIP INTERESTS OF
CLG PROPERTIES, LLC

THIS AGREEMENT FOR THE PURCHASE OF EQUTY MEMBER SHIP INTERESTS OF GLG PROPERTIES, LLC (the “Agreement”) made this ________ day of August 2008, by and between CLG Properties, LLC, a California corporation (“CLG Properties”)(the “Sellers”), Riverhawk Investments, Inc., a Nevada corporation and wholly owned subsidiary of River Hawk Aviation, Inc. (“Riverhawk Investments”), for the purpose of setting forth the terms and conditions upon which the Sellers will sell to Riverhawk Investments seventy-five percent (75%) of CLG Properties’ issued and outstanding membership units or equivalents (hereinafter defined).

WITNESSETH:

IN CONSIDERATION OF the mutual promises, covenants and representations contained herein, the parties herewith agree as follows:

ARTICLE I
SALE OF EQUITY UNITS

1.01           Sale of Equity Units.  Subject to the terms and conditions of this Agreement, the Sellers agree to sell to Riverhawk Investments, pursuant to Section 4(2) of the Securities Act of 1933 (the “Securities Act”), seventy-five percent (75%) of the total issued and outstanding membership units of CLG Properties as of the date first written above (herein collectively referred from time to time as the “Equity Units”), and Riverhawk Investments agrees to purchase the Equity Units for a total sum equal to the actual costs required, commencing from the date of this Agreement going forward to completion, to complete the refurbishment of the interior of the GII SP aircraft held in CLG Properties, but in any event not to exceed Five hundred thousand and 00/100 US Dollars ($500,000.00) (the “Purchase Price”), and subject to the covenants stated in Section 5.01 and 5.02 of Article V and to the terms and conditions of this Agreement, generally.  The Purchase Price shall be paid o or prior to the Closing (defined below).

1.02           Escrow Agent.  The Sellers and Riverhawk Investments shall appoint, at equally shared expense, an escrow acceptable to both parties (the “Escrow Agent”), to coordinate the delivery of the Equity Units, all certificates, corporate books and records thereto (the “Original Documents”), and distribution of the funds received for the sale of the Equity Units.

1.03           Exchange.  It is agreed that the Purchase Price will be transferred to the Escrow Agent by Riverhawk Investments as payment in full balance of the Purchase Price prior to, or upon, the Closing Date (defined below), in exchange for the Equity Units purchased by way of this Agreement.  Upon the completion of the exchange, the total outstanding Equity Units including those delivered to Riverhawk Investments plus the current, outstanding Equity Units of CLG Properties, shall be held in the name(s) and denomination(s) or proportions(s) as detailed in Schedule A (which shall show 100% of the issued and outstanding Equity Units of CLG Properties), and the Original Documents (defined herein) shall be transferred to, and shall remain with the Escrow Agent until the transaction closes at which point an the Escrow Agent (i) shall forward the Equity Units and the Original Documents to Riverhawk Investments along and (ii) shall transfer the Purchase Price to CLG Properties’ designated account or (iii) such exchange shall occur directly between the parties at the direction of the Escrow Agent.

1.04           Opening of Escrow.  Upon both the signing of this Agreement and the receipt, by the Escrow Agent, of payment of the Purchase Price, the escrow shall be opened and in effect.

1.05           Date of Closing.  The Closing (hereinafter defined) will take place on or before August 30, 2008 (the “Closing Date”), under the terms described in Article IV of this Agreement.

1.07           Appointment to the Board.  Prior to the Closing Date, the Riverhawk Investments’ parent company, River Hawk Aviation, Inc., shall appoint Lenny Dykstra to its Board of Directors.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

The CLG Properties and the Sellers hereby represent and warrant to Riverhawk Investments, the following:

2.01           Organization.  CLG Properties is a limited liability company duly formed  in the State of California and has all necessary corporate powers to conduct business.  All actions taken by the incorporators, directors and/or shareholders of CLG Properties have been valid and in accordance with the laws of the State of California.

2.02           Capital.  The authorized Equity Units of CLG Properties currently consists of ____ Equity Units.  At the Closing, seventy five percent (75%) of the all of the outstanding Equity Units shall be either issued or transferred to Riverhawk Investments.  Additionally, upon Closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating CLG Properties to issue or to transfer from treasury any Equity Units, to any party.  Furthermore, the Sellers represent that they have title to, or the authority to direct, all outstanding shares of Equity Units as fully paid and non-assessable and in accordance with the State of California corporate law and the applicable securities laws of the United States.

For the purposes of this Agreement, an “Equity Unit” means the basic economic ownership interest in the CLG Properties, which entitles the holder to the rights and privileges of full membership of the CLG Properties, including a share of the net profits, net losses, and other tax items of the CLG Properties, as well as distributions of the CLG Properties’ assets as provided in this Agreement and the laws of the state of California.

2.03           Financial Statements.  Documents provided to Riverhawk Investments will include the last compilation of balance sheets and the related statements of income and retained earnings as reviewed  by CLG Properties’ certified public accountant, or the last completed balance sheets and the related statements of income and retained earnings prepared by management, as reviewed by CLG Properties’  certified public accountant  for the period then ended.  The financial statements have been prepared in accordance with generally accepted accounting principles consistently followed by CLG Properties throughout the course of its business, and fairly present the financial position of CLG Properties as of the date of the balance sheet included in the financial statements, and the results of its operations for the periods indicated.  CLG Properties’ corporate representative will provide full disclosure of all corporate and financial transactions of CLG Properties since the date of their last prepared by management financial statements.

2.04           Absence of Changes.  CLG Properties warrants and represents that there have been no changes in the financial condition or operations of CLG Properties since the date of the latest financial statements disclosed in accordance with Section 2.03, except for changes in the ordinary course of business, which changes have not, in the aggregate, been materially adverse.  A list referred to as “Schedule B” which references the expected existing and ongoing liabilities at the time of Closing will be provided prior to Closing.  Schedule B will be signed as accepted by Riverhawk Investments prior to Closing.  Any changes to the financial condition, or absence thereof, will be evidenced by a set of Final Financial Statements, to be submitted to Riverhawk Investments at the Closing.  The Final Financial Statements shall accurately depict the financial condition of CLG Properties on that date, and; subsequent thereto, CLG Properties shall not purchase, nor enter into any contracts to purchase, any assets, nor dispose, assign, transfer, or encumber any assets shown on the Final Financial Statements without the written consent of Riverhawk Investments.

2.05           Liabilities.  CLG Properties, at the signing of this Agreement, does not and will not, as of Closing, have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected in the corporate records of CLG Properties submitted to Riverhawk Investments and/or included in Schedule B.  CLG Properties is not aware of any pending, threatened or asserted claims, lawsuits or contingencies involving CLG Properties.  There is no other dispute of any kind between CLG Properties and any third party, and no such dispute will exist at the Closing.  At the Closing, all liabilities of CLG Properties will be assumed by Riverhawk Investments as referenced in 2.04.

2.06           Tax Returns.  Within the times and in the manner prescribed by law, CLG Properties will file all federal, state, and local tax returns required by law.  CLG Properties has paid, or will pay by the Closing, all taxes, assessments, and penalties due and payable through the date of Closing.  CLG Properties represents that no federal income tax returns of CLG Properties have been audited by the Internal Revenue Service.  There are no present disputes as to taxes of any nature payable by CLG Properties as of the Closing, there shall be no taxes of any kind due or owing except the following:  federal excise taxes and segment fees taxes which come due after August 30, 2008; employee payroll taxes, if any, which will be due August 30, 2008; a list referred to as “Schedule C” which references the federal excise taxes, segment fees taxes and employee payroll taxes payable by Riverhawk Investments upon closing will be provided prior to Closing.  Schedule C will be signed as accepted by Riverhawk Investments prior to Closing.

2.07           Ability to Carry Out Obligations.  The Sellers have the right, power, and authority to enter into, and perform their obligations under this Agreement.  The execution and delivery of this Agreement by the Sellers and the performance by the Sellers of their obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which CLG Properties, its officers, directors or the Sellers are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause Riverhawk Investments (and/or assigns) to be liable to any party, or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of CLG Properties or upon the shares of common stock or the convertible note(s) issued by CLG Properties to be acquired by Riverhawk Investments.

2.08           Full Disclosure.  None of the representations and warranties made by, or included in, any certificate or memorandum furnished or to be furnished by the Sellers, CLG Properties, or on their behalf, contain or will contain any untrue statement of a material fact, or omit any material fact the omission of which would be misleading.

2.09           Contracts, Leases and Assets.  CLG Properties is a party to the contracts, agreements and/or leases shown and identified on “Schedule C”, copies of which will be supplied to buyer prior to Closing.  CLG Properties is not a party to any contract, agreement or lease that is not shown and identified on “Schedule C”.  No person holds a power of attorney from CLG Properties, except as shown and identified on “Schedule D”, copies of which will be supplied to buyer.

2.10           Compliance with Laws.  To the best of its knowledge and ability, CLG Properties has complied with, and is not in violation of any federal, state, or local statute, law, and/or regulation pertaining to CLG Properties.  To the best of its knowledge and ability, CLG Properties has complied with all federal and state securities laws in connection with the offer, sale and distribution of its Equity Units or other securities.

2.11           Litigation.  CLG Properties is not a party to any existing or pending suit, action, arbitration, or legal, administrative, or other proceeding, or prior, existing or pending governmental investigation. Furthermore, CLG Properties is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

2.12           Conduct of Business.  Prior to the Closing, CLG Properties shall conduct its business in the normal course, and shall not, without the approval of Riverhawk Investments, (i) sell, pledge, or assign any assets, (ii) amend its Certificate of Formation or Operating Agreement, except as to make such consistent with the conditions and representations of this Agreement, (iii) declare dividends, redeem or sell stock or other securities, (iv) incur any liabilities, except in the normal course of business, (v) commit to or issue any options, warrants or shares of Equity Units in the capital of CLG Properties; (vi) enter into any debt, loan, debenture or encumbrance arrangement with respect to CLG Properties or principal shareholders, officers and directors of CLG Properties, (vii) acquire or dispose of any assets, enter into any contract, guarantee obligations of any third party, or (viii) enter into any other transaction not I the ordinary course of business.

2.13           Corporate Documents. Copies of Each of the following documents, which are true, complete and correct in all material respects, will be submitted by or on behalf of seller at or before the Closing:

(i)	Certificate of Formation;

(ii)	Operating Agreement;

(iii)	Unanimous Consent of it members to this transaction;

(iv)	List of current members, officers and/or directors effective on the Closing date;

(v)	Balance Sheet together with other financial statements, if any, described in Section 2.03;

(vi)	Secretary of State Filing Receipt or other documentation to show good standing;

(vii)	Copies of all federal and state income tax returns, if available or representation that there are no taxes owing;

(viii)	Unit register and certificates, if any, of CLG Properties;

(ix)	Certificate of Manager(s) of CLG Properties, with respect to accuracy of representations and warranties in Article II herein;

(x)	Corporate/minute book of CLG Properties with all updated entries and filings;

2.14           Closing Documents.  All minutes, consents or other documents pertaining to CLG Properties to be delivered at the Closing shall be valid and in accordance with the laws of the State of California.

2.15           Title.  The Sellers have good title to the shares of Equity Units being sold to Riverhawk Investments, pursuant to this Agreement.  The shares will be, at the Closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind.  Except as provided in this Agreement, the Sellers and CLG Properties are not parties to any agreement which offers or grants to any person the right to purchase or acquire any of the shares of Equity Units.  The Sellers and CLG Properties are not aware of any applicable local, state or federal law, rule, regulation, or decree which would, as a result of the purchase of the shares of Equity Units by Riverhawk Investments impair, restrict or delay voting rights with respect to the shares of Equity Units delivered by the Sellers.  The Sellers shall act in good faith at all times and act expediently to complete the transaction contemplated herein.

2.16           Representations.  All representations shall be true as of the Closing and all such representations shall survive the Closing for a period of two (2) years.

ARTICLE III
INVESTMENT INTENT

3.01           Transfer Restrictions.                                                        The Sellers and Riverhawk Investments agree that the Equity Units being acquired pursuant to this Agreement may not be sold, pledged, assigned, hypothecated or otherwise transferred, unless such shares are registered under or in compliance with Rule 144 of the Securities Act of 1933 or other exemption from registration under the Act.

ARTICLE IV
CLOSING

4.01           Closing.  The Closing of the transaction will occur not later than August 30, 2008 at 4:00 pm Pacific Standard [Daylight] Time, at which time the Original Documents and all corporate records of CLG Properties have been approved by Riverhawk Investments and received by the Escrow Agent, and the Purchase Price has been delivered (the “Closing”) to the Escrow Agent, as follows.

4.02           Documents to be Delivered at Closing.  As part of the Closing, those documents listed in section 2.13 of this Agreement, as well as the following documents, in form reasonably acceptable to counsel to the parties, shall be delivered to the Escrow Agent:

(a)           By the Sellers:

(i)	100% is the issued and outstanding Equity Units;

(ii)
copies of all of the business and corporate records of  CLG Properties that are in the possession of the Sellers or CLG Properties along with representations that there are no outstanding debts and/or debentures; and

(iii)	such other documents of CLG Properties that are executed in the normal course of business.

(iv)	CLG Properties amended operating agreement reflecting this Agreement.

(b)           By Riverhawk Investments;

(i)	Cash representing the Purchase Price incurred between the date of this Agreement and the Closing Date; and

(ii)	The personal guarantees of the three individuals signing this Agreement on behalf of Riverhawk Investments for the remainder of the Purchase Price, if any.

ARTICLE V
COVENANTS SUBSEQUENT TO CLOSING

5.01           Government Approvals.  CLG Properties and Riverhawk Investments will cooperate as necessary to file certificates formalizing the business combination contemplated herein with the State of California and the State of Nevada, and in obtaining all necessary Federal Aviation Agency (FAA) as it may relate to this Agreement and Riverhawk’s ownership interests in any CLG Properties aircraft.

ARTICLE VI
REMEDIES

6.01           Arbitration.  Any controversy of claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in the State of NC, in accordance with the Rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

6.02           Termination.  In addition to any other remedies, on or before the Closing date, Riverhawk Investments may terminate this agreement only if any of the warranties detailed herein have been breached.

6.03           Indemnification.  The Sellers and CLG Properties singly, jointly and severally, agree to indemnify Riverhawk Investments against all actual losses, damages and expenses caused by (i) any material breach of this Agreement by them or any material misrepresentation of the Sellers contained herein, or (ii) any misstatement of a material fact or omission to state a material fact required to be stated herein or otherwise necessary to make the statements herein not misleading.

6.04           Indemnification Non-Exclusive.  The foregoing indemnification provision is in addition to, and not derogation of any statutory, equitable or common law remedy any party may have for breach of representation, warranty, covenant or agreement.

ARTICLE VII
CONFIDENTIALITY

7.01           Confidential Information.  Each party hereto will treat all non-public, confidential and trade secret information received from the other party as confidential, and such party shall not disclose or use such information in a manner contrary to the purposes of this Agreement.  Moreover, all such information shall be returned to the other party in the event this Agreement is terminated.

ARTICLE VIII
MISCELLANEOUS

8.01           Captions and Headings.  The article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

8.02           No Oral Change.  This Agreement and any provision hereof, may not be waived, changed, modified, or discharged, orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

8.03           Non Waiver.  Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

8.04           Time of Essence.  Time is of the essence of this Agreement and of each and every provision hereof.

8.05           Entire Agreement.  This Agreement, including any and all attachments hereto, if any, contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

8.07           Counterparts.  This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Facsimile signatures will be acceptable to all parties.

8.08           Notices.  All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, or on the second day if faxed, and properly addressed or faxed as follows:

If to CLG Properties:

CLG Properties, LLC
Attn: Lenny Dykstra
1072 Newborn Court
Thousand Oaks, CA 91361
Telephone: (805) 890-1965

With a copy to:

______________________
______________________
______________________
______________________
______________________

If to Riverhawk Investments:

River Hawk Aviation
Attn: Calvin Humphreys
3103 9th Avenue Drive
Hickory, North Carolina 28601
Telephone: (828) 322-6044

With a copy to:

The Otto Law Group, PLLC
Attention: David M. Otto, Esq.
601 Union Street, Suite 4500
Seattle, Washington 98103
Telephone: (206) 262-9545

8.09           Binding Effect.  This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

8.10           Effect of Closing.  All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall be true and correct as of the closing and shall survive the Closing of this Agreement for two (2) years post closing.

8.11           Mutual Cooperation.  The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

[The remainder of this page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

CLG Properties, LLC

/s/ Lenny Dykstra
By: Lenny Dykstra
Its: President

Riverhawk Investments, Inc.

/s/ Calvin Humphrey
By: Calvin Humphrey
Its: Director

/s/ Rick Girouard
By: Rick Girouard
Its: Director

/s/ David Otto
By: David Otto
Its: Director

Schedule A

to the Agreement for the Purchase of Shares of Equity Units of CLG Properties, LLC by and between CLG Properties, LLC, the security holders of CLG Properties, LLC, Riverhawk Investments and.  In accordance with Section 1.01 of this Agreement, at Closing the Equity Units of CLG Properties, LLC, shall be delivered with to Riverhawk Investments and held by the following individuals or entities in the respective denominations, representing 100% of the issued Equity Units of CLG Properties:

Named Shareholder                                                                                                                                      % of Outstanding Equity Units

1.           Lenny Dykstra                                                                                                                                                                          25%

2.           Riverhawk Investments, Inc.                                                                                                                                                  75%